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                                                Confidential Treatment Requested
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                               COLLABORATION AGREEMENT
                             INCYTE PHARMACEUTICALS, INC.
                                         and
                                   AFFYMETRIX, INC.

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                               COLLABORATION AGREEMENT

    THIS AGREEMENT is made as of the 11th day of November, 1996 (the "Effective
Date") by and between Affymetrix, Inc.   ("AFFX"), a California corporation
having its principal place of business at 3380 Central Expressway, Santa Clara, California 95051, and Incyte Pharmaceuticals, Inc. ("INCYTE"), a Delaware corporation having its principal place of business 3174 Porter Drive, Palo Alto, California 94304.

    WHEREAS, AFFX has research, development, and manufacturing capabilities and facilities, and has developed and has certain rights to DNA probe array based technology and inventions, know-how and materials concerning computer analysis technology, and software for the measurement of expression of genes, the analysis of genotypes and phenotypes, the compilation of information relating to the field of genomics, and the resulting compiled information;

    WHEREAS, INCYTE has performed research and developed inventions, know-how, and materials concerning its proprietary high-throughput automated cDNA sequencing, computer analysis technology and software development for the discovery of genes, the analysis of genotypes, and the analysis of the expression profile of gene transcripts present in a given cell or tissue type, and has compiled and is compiling and owns certain information pertaining to the field of genomics in proprietary databases made available on a commercial basis;

    WHEREAS INCYTE and AFFX desire to enter into an agreement whereby 1) AFFX will supply DNA probe arrays containing INCYTE's proprietary gene sequence and/or gene expression information which may be provided on a commercial basis to third parties, for generation of genomic information, and 2) the Parties will generate databases containing such information to be provided on a commercial basis to third parties;

    WHEREAS, AFFX and INCYTE have agreed that AFFX will make its GeneChip-TM-Technology available and that INCYTE will make its gene sequences and bioinformatics capabilities available for generation of such DNA probe arrays and databases of information, commercialized for the mutual benefit of both AFFX and INCYTE;

    NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, INCYTE and AFFX do hereby agree as follows:


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1.0  DEFINITIONS

1.1 "AFFILIATE": shall mean any corporation, firm, partnership, or other legal entity, which is, as of the Effective Date, directly or indirectly owned or under common ownership by a Party to the extent of which the common stock or other equity ownership thereof is one hundred percent (100%) owned by a Party; provided however, that where local laws require a minimum percentage of local ownership, the status of the Affiliate will be established if a Party directly or indirectly owns or controls one hundred percent (100%) of the maximum ownership percentage that may, under such local laws, be owned or controlled by foreign interests.

1.2 "AFFX TECHNOLOGY": shall mean all Technology of AFFX relating to AFFX probe array technology, including but not limited to DNA probe arrays which is proprietary to AFFX at the time provided to INCYTE and which, on the Effective Date of this Agreement or at any time during the term of this Agreement, AFFX owns or has a right to grant license; provided, however, that AFFX Technology shall exclude LifeChip Inventions and software developed by INCYTE.

1.3 "ANNOTATION INFORMATION": shall mean information associated with individual cDNAs in each and/or all of the Incyte Database Product(s) as applicable, including, but not limited to, Gene Expression Profiles, homology information, and gene cluster identifiers which are developed outside of the performance of this Agreement.

1.4 "CONFIDENTIAL INFORMATION": shall mean technical and business information belonging to the disclosing party including, where appropriate and without limitation, any information, business, financial and scientific data, transcript and nucleic acid sequence data, gene associations, patent disclosures, patent applications, structures, models, techniques, processes, compositions, compounds, hardware configurations, apparatus and the like, and software in various stages of development or any software product (source code, object code or otherwise), including its audiovisual components (menus, screens, structure and organization) and any human or machine readable form of the program, and any writing or medium in which the program or information therein is stored, written or described, including, without limitation, diagrams, flow charts, designs, drawings, specifications, models, data, bug reports and customer information and the like, disclosed in written form and identified as confidential, or disclosed in or oral form and confirmed in writing within 30 days of oral disclosure.

1.5 "DNA SEQUENCE(S)": shall mean the nucleotide sequences provided by INCYTE to AFFX and shall not include sequences which are not part of Incyte Database Product(s), except with permission of AFFX.


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1.6 "DNA SEQUENCE SET(S)":  shall mean a set of DNA Sequences selected by
    INCYTE using INCYTE Database Information which includes gene sequences and/or associations of genes which are not in the public domain at the time that the LifeChip is designed and are provided by INCYTE to AFFX for LifeChip Project(s), including any minimally relevant subset thereof which is not in the public domain at the time the LifeChip is designed. DNA Sequence Set(s) constitute proprietary INCYTE Materials. DNA Sequence Set(s) specifically excludes other sets of DNA sequences which are supplied to AFFX by third parties without knowledge of DNA Sequence Set(s), and which independent supply of such information can be documented by AFFX.

1.7 "EFFECTIVE DATE":  shall mean the date first written above.

1.8 "GENE EXPRESSION PROFILE(S)": shall mean a listing of cDNAs by name with each cDNA assessed by a homology score to be:

         [ * ]

    This profile, resulting from a given RNA transcript image analysis in the Incyte Database, includes transcript abundance and certain annotation information regarding such cDNA derived from Incyte and public databases, but does not include any DNA sequence information.

1.9 "GENECHIP-TM- READER": shall mean a current Molecular Dynamics GeneChip Scanner fluorescent reader supplied by AFFX to INCYTE pursuant to this Agreement for use with and only with GeneChips, including associated software for use with such instruments. Incyte may update such reader to an HP reader when available commercially under standard terms and conditions at AFFX' cost.

1.10 "INCYTE DATABASE PRODUCT(S)": shall mean any or all of INCYTE's products including but not limited to gene expression, mapping, microbial, and nucleotide sequence databases and related software and documentation which are developed outside of the LifeChip Projects or LifeChip Products.

1.11 "INCYTE DATABASE INFORMATION": shall mean all or any part of the Annotation Information, Gene Expression Profiles, DNA Sequence Sets and DNA Sequence information in each and/or all of the Incyte Database Product(s).


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1.12 "INCYTE MATERIALS":  shall mean all materials developed by INCYTE, including but not limited to: cDNA templates, partial cDNAs and their corresponding full length cDNAs, and gene products and proteins encoded therefrom.

1.13 "INCYTE TECHNOLOGY": shall mean all Technology of INCYTE including Database Information and Incyte Database Products, software developed by INCYTE for analysis and storage of data generated using LifeChip Products and not charged as Operating Expenses, DNA sequence information, DNA Sequence(s), DNA Sequence Set(s), Annotation Information, information relating to gene products and/or proteins relating thereto and INCYTE applications thereof, and INCYTE information relating thereto, and INCYTE's high throughput DNA sequencing or analysis technology, including transcript imaging technologies, proprietary to INCYTE at the time provided to AFFX which, on the Effective Date of this Agreement or at any time during the term of this Agreement, INCYTE owns or has a right to grant license; provided, however, that INCYTE Technology shall exclude LifeChip Inventions.

1.14 "INVENTION": shall mean any patentable discovery or invention conceived of or reduced to practice in the course of a LifeChip Program, including but not limited to novel processes, methods, formulas and techniques.

1.15 "LIFECHIP(S)": shall mean DNA probe arrays generated pursuant to this Agreement and utilizing any INCYTE Technology and/or proprietary Incyte Materials along with probe array technology provided by AFFX.

1.16 "LIFECHIPDB(S)":  is defined in Section 2.1 of this Agreement

1.17 "LIFECHIP INVENTION": shall mean all Inventions first conceived or first reduced to practice by a Party or the Parties during and under a LifeChip Project, including: 1) those Inventions arising from novel processes, methods, formulas and techniques which may be used in conjunction with nucleic acid based array technology, including but not limited to sample preparation techniques, hybridization solutions, and detection methods and probe array production techniques ("Technology Inventions"), and 2) all other Inventions, including but not limited to those inventions comprising novel genetic sequences, alleles, polymorphisms, and mutations identified with LifeChips, gene expression data generated using LifeChips, software analysis techniques, therapeutic compounds identified utilizing data generated with LifeChips, and novel therapeutic uses of known compounds identified through use of LifeChips ("Gene Inventions"). For purposes of clarity, inventions conceived and reduced to practice other than as described above shall not be LifeChip Inventions.

1.18 "LIFECHIP MANAGEMENT COMMITTEE":  is defined in Section 2.3  of this
    Agreement.


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1.19 "LIFECHIP PROJECTS":  shall mean the design and construction of LifeChips, generation of LifeChipDbs, and provision of LifeChip Services.

1.20 "LIFECHIP PROJECT TEAM": shall mean employees of a Party assigned by that Party to perform work under LifeChip Projects. Such work includes the design and production of LifeChips, generation of data for LifeChipDbs, and performance of Lifechip Services. The kind and number of personnel on the LifeChip Project Team will be determined by the LifeChip Project Management Committee. All members of the LifeChip Project Team shall be aware of and agree to the terms and conditions of this Agreement regarding confidentiality.

1.21 "LIFECHIP PRODUCT(S)": shall mean any or all of LifeChip(s) (if agreed at a future date by the Parties), LifeChipDb(s), and/or LifeChip Services.

1.22 "LIFECHIPDB(S)":  is defined in Section 2.1 of this Agreement.

1.23 "LIFECHIP SERVICE(s)":  is defined in Section 2.1 of this Agreement.

1.24 "OPERATING EXPENSES": shall mean direct expenses incurred by AFFX and INCYTE solely in the generation, marketing and distribution of LifeChip Products as specified below. Direct expenses will be determined based on actual costs consisting of: actual salaries, benefits, related payroll taxes, reagents, chemicals, lab supplies and any other LifeChip Product-related expenses accounted for on a Generally Accepted Accounting Principles ("GAAP") basis. Expenses will be approved by the Project Management Committee quarterly in advance.

         Operating Expenses for LifeChips shall mean [ * ] charged by AFFX per LifeChip or less as provided in Section 2.6(b).

         Operating Expenses for LifeChip Database(s) and LifeChip Service(s) shall mean expenses incurred by INCYTE or AFFX solely in the generation, marketing and distribution of LifeChip Databases and LifeChip Services. Direct expenses will be determined based on actual costs consisting of: actual salaries, benefits, related payroll taxes, reagents, chemicals, lab supplies and any other LifeChip Product-related expenses accounted for on a Generally Accepted Accounting Principles ("GAAP") basis.

         Operating Expenses for LifeChip Inventions shall mean AFFX and INCYTE patent costs associated with the filing, maintenance, licensing and litigation of patents under LifeChip Inventions. All significant (above $500) patent costs


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         for LifeChip Inventions must be approved first by the LifeChip
         GeneChip Project Management Committee prior to being incurred.

1.25 "PARTY": shall mean AFFX or INCYTE and, when used in the plural, shall mean AFFX and INCYTE.

1.26 "TECHNOLOGY": shall mean (i) all trade secrets, whether or not patentable, copyrightable or trademarkable; (ii) all rights in and to any and all patents, patent applications, continuations, continuations-in-part, divisionals, reissue applications, and any equivalent of such applications;
    (iiii) all copyrighted or copyrightable material; (iv) all trademarked or trademarkable material. Technology shall include, without limitation, all data, documents, substances, processes, materials, formulas, algorithms, tools, source code, software and hardware configurations, drawings, specifications, engineering and laboratory notebooks, devices, equipment, prototypes, models, methods, procedures, and any other tangible manifestation of said proprietary rights and technical information which now exist or come into control or proprietary possession of the party.


2.0  LIFECHIP PROGRAM

2.1 PURPOSE: To create LifeChip(s) which 1) will be made available upon mutual agreement on a commercial basis to third parties, and 2) will be utilized by INCYTE to provide research services on a commercial basis to third parties ("LifeChip Services"), and 3) will be used by INCYTE to create commercial databases of genomic information to be provided on a commercial basis to third parties ("LifeChipDb(s)").

2.2 LIFECHIP PROJECTS: INCYTE and AFFX will mutually agree upon a minimum of [ * ] LifeChip Projects to be undertaken during and under this Agreement. The [ * ] initially planned LifeChip Projects and the initial chip specification for all projects are set forth in Attachment A of this Agreement. The workplan for the LifeChip Projects is set forth in Attachment B of this Agreement. The Parties expect to cooperate in at least [ * ] LifeChip Projects during the first six months of this Agreement.

2.3 LIFECHIP MANAGEMENT COMMITTEE: The LifeChip Projects will be managed by a Project Management Committee which shall be responsible for planning and overseeing the LifeChip Projects. The Management Committee shall be composed of three representatives from each of AFFX and INCYTE.


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2.4 EXPENSES:  Unless otherwise agreed or as provided herein, INCYTE and AFFX will each be responsible for their own expenses hereunder.

2.5 INCYTE CONTRIBUTIONS:

    (a) GENE SEQUENCES: INCYTE will 1) in cooperation with AFFX, identify and define LifeChip Projects, and 2) provide DNA Sequence Sets from its Incyte Database Product(s) for such identified LifeChip Projects at no cost to AFFX on a non-exclusive basis for use in generating LifeChips for LifeChip Projects. INCYTE and AFFX will, in cooperation, utilize such sequences provided by INCYTE to design probe arrays for LifeChip Projects.

    (b) During the term of this Agreement, INCYTE will, after AFFX designs probes for a particular LifeChip design, allow the use of all genes represented on such chips in LifeChip Products .

    (c) STAFFING AND OTHER RESOURCES: INCYTE will designate scientists to work on the LifeChip Projects under the Workplan, and shall designate a Project Director to conduct the activities allocated to INCYTE under the Workplan. INCYTE will use reasonably diligent efforts to identify and procure tissue and cell samples to generate data for LifeChip Projects.

    (d) MARKETING: INCYTE will 1) market the LifeChipDbs and LifeChip Services to third parties in cooperation with AFFX, and 2) if mutually agreeable to both Parties, cooperate with AFFX for AFFX to market the LifeChips to third parties, each according to a marketing plan to be agreed by the LifeChip Management Committee. Subject to approval of INCYTE, consistent with Section 3.5 of this Agreement, AFFX and INCYTE agree to develop a plan to provide LifeChip Products to third parties other than Incyte Database subscribers.

2.6 AFFX CONTRIBUTION:

    (a) TECHNOLOGY ACCESS: During the term of this Agreement, AFFX will provide access to AFFX Technology relevant to the LifeChip Projects to INCYTE for LifeChip Projects at no cost to INCYTE.

    (b) LIFECHIPS: During the term of this Agreement, AFFX will provide LifeChips to INCYTE for LifeChip Projects in numbers and within a timeframe consistent with that which AFFX provides GeneChips to other customers. Such LifeChips will be for single use only and will be charged against


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         [ * ] AFFX warrants that no material profit will be derived from the LifeChips provided to INCYTE under this Agreement. If there is a significant reduction in AFFX cost which would result in such a profit, then AFFX will reduce the price of the LifeChips provided to INCYTE under this Agreement accordingly.

    (c) During the term of this Agreement, AFFX will, after designing probes for a particular LifeChip design, 1) continue to manufacture such LifeChips for LifeChip Projects, and 2) allow INCYTE to include all data from such LifeChip(s) in LifeChip Products.

    (d) GENECHIP READERS: AFFX will provide INCYTE with at least one (1) GeneChip Reader within thirty (30) days of the Effective Date for analysis of LifeChips at INCYTE's facilities for use in conjunction with LifeChip Projects. AFFX will provide INCYTE with at least one (1) additional GeneChip Reader upon delivery of the first probe arrays delivered to INCYTE pursuant to this Agreement. Such GeneChip Readers shall be provided by AFFX under AFFX's normal terms and conditions, charged as Operating Expenses under this Agreement at no greater than the amount charged to other third parties for a similar instrument. AFFX will provide product support for GeneChip Readers at INCYTE consistent with the level of support provided to any other third party customer. Upgrades will be provided at AFFX cost during the term of this Agreement. GeneChip Readers shall be available to LifeChip customers under terms and conditions which are at least as favorable as those terms and conditions provided by AFFX for GeneChip Readers to third parties under conditions which, taken as a whole, are similar to those herein.


3.0 COMMERCIALIZATION OF LIFECHIP PRODUCTS

3.1 PROFITS:: "Operating Profits" shall be calculated quarterly in arrears by subtracting Operating Expenses for the period, as defined herein, from revenues from LifeChip Products for the same period. For revenue from LifeChip Products, excluding GeneChip-TM-Readers, INCYTE and AFFX will share Operating Profits equally after reimbursing both parties pro rata for expenses incurred from the Effective Date until the date such Operating Profits are recorded.

3.2. RECORDS AND ACCOUNTING: The Parties agree to keep relevant accounting records of net revenues and operating expenses for a period of at least three years after


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    revenues are recognized or expenses incurred, sufficient in detail to enable the verification of revenues and Operating Expenses calculated hereunder. Both Parties will provide accounting for revenues and Operating Expenses from LifeChip Projects no later than seven days after the end of each calendar year quarter to enable both Parties to account for this collaboration in their quarterly financial statements. Once a year a nationally recognized, independent certified public accountant mutually acceptable to AFFX and INCYTE, will audit these records solely to the extent necessary to verify such calculations, and satisfy both Parties' need to undergo an annual audit of their respective financial statements as required by the Securities and Exchange commission, provided that such accountant has entered into a confidentiality agreement limiting the use and disclosure of such information to purposes germane to this Section 3.0. Audit results of any such examinations shall be made available to both AFFX and INCYTE. The expense of such examination will be shared equally, unless such examination reveals a discrepancy of [ * ] or greater in either Party's favor, then the expenses shall be paid by the Party that has overcharged collaborative expenses.

3.3 DETAILED ACCOUNTING PROCEDURE: Detailed accounting procedures will be mutually agreed upon by the Parties within six months of the Effective Date and no later than the receipt of the first revenues.

3.4 PRICING STRUCTURES FOR LIFECHIP PRODUCTS: Pricing structures for LifeChip Products sold by either Party to third parties will be determined by the LifeChip Project Management Committee prior to manufacture of any LifeChips. Prices of the LifeChip Products to third parties shall be consistent with prices of other AFFX product offerings. Pricing structures for LifeChip Products sold by either Party to third parties may be changed during this Agreement by mutual consent of the Parties. Pricing of the LifeChipDbs shall be based on an independently attributable value of the Database. Attachment C provides an overall pricing structure for the LifeChip Products.

3.5 DISTRIBUTION: INCYTE and AFFX will agree to designate third parties which may receive LifeChip Products. INCYTE shall perform all LifeChip Services at INCYTE or INCYTE Affiliates' facilities, and INCYTE shall generate and provide access to all LifeChipDbs. To ensure adequate customer service for hardware, AFFX will retain the right to sell LifeChips (and associated instruments) to designated third parties, if any, through a marketing system to be agreed upon by the LifeChip Management Committee, which will ensure that Incyte approves in advance all LifeChip orders, and AFFX can
    effectively provide and service LifeChips to customers.   All LifeChip
    Products will bear the trademarks of both parties. The LifeChip trademark will be co-owned, and will be used only for LifeChip Products


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    unless agreed in writing by the Parties. The sale of LifeChips to third parties shall be pursuant to AFFX standard genomics terms and conditions of sale. All use of trademarks of the others will allow for reasonable quality control and trademark use approval of the other to ensure for trademark protection of the Parties.

3.6 LIFECHIP ACCESS: Initially, AFFX and INCYTE agree to offer LifeChip Products solely to Incyte Database subscribers. At such time as any LifeChip Product is offered to a non-Incyte Database subscriber, INCYTE shall have the sole right to determine 1) reasonable access of such non-Incyte Database subscriber to INCYTE Materials, and 2) reasonable payment terms and conditions for commercial access to any INCYTE Materials to non-Incyte Database subscribers.

3.7 INCYTE acknowledges that AFFX may provide AFFX Technology to any third party for any purpose, except that which would prevent AFFX from fulfilling its obligations under this Agreement), and that such third party customers and collaborators may use AFFX Technology for any purpose. Nothing in this Agreement prevents AFFX from independently providing AFFX Technology to third parties including Incyte Database subscribers. However, it is explicitly understood that 1) provision of any and all LifeChip Products by AFFX shall occur solely during and under this Agreement, and 2) that AFFX may not provide any INCYTE Technology or any INCYTE Materials to any third party except as LifeChips to LifeChip customers under this Agreement, except AFFX may provide probe arrays using DNA sequences and/or DNA sequence sets (which may also be included in INCYTE Materials and/or INCYTE Technology) when AFFX can demonstrate that the INCYTE Materials and/or INCYTE Technology:

    (a)  was in its possession prior to receipt; or
    (b)  was in the public domain at the time of receipt; or
    (c)  becomes part of the public domain through no fault of the AFFX; or
    (d) is lawfully received by AFFX from a third party having a right to disclose it to AFFX; or
    (e) is independently discovered or developed without use of of INCYTE Materials or INCYTE Technology, as can be documented by written records created at the time of such independent discovery or development.

3.8 AFFX acknowledges that Incyte may provide INCYTE Materials and/or INCYTE Technology, including DNA Sequence Sets, to any third party for any purpose, except that which would prevent INCYTE from fulfilling its obligations under this Agreement, and that such third party customers and collaborators may use Incyte Materials for any purpose. Nothing in this Agreement prevents INCYTE from independently providing INCYTE Technology to third parties including LifeChip


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    customers. However, it is explicitly understood that INCYTE may not provide any AFFX Technology to any third party except as LifeChip Products except INCYTE may provide any technology to third parties when INCYTE can demonstrate that such technology:

    (a)  was in its possession prior to receipt; or
    (b)  was in the public domain at the time of receipt; or
    (c)  becomes part of the public domain through no fault of the AFFX; or
    (d) is lawfully received by INCYTE from a third party having a right to disclose it to INCYTE; or
    (e) is independently discovered or developed without use of of AFFX Materials or INCYTE Technology, as can be documented by written records created at the time of such independent discovery or development.


4.0  INTELLECTUAL PROPERTY

4.1 Each Party shall promptly report to the other Party all LifeChip
    Inventions.

4.2 The Parties undertake that they shall do all things which are reasonably necessary or desirable to establish, maintain and assert any rights or interest of the Parties, including the execution of all documents necessary or desirable so that title or other rights can be established and maintained and so that any patent filings permitted hereunder can be made, prosecuted and maintained.

4.3 TECHNOLOGY INVENTIONS: All Technology Inventions shall be co-owned by the Parties. AFFX shall have primary responsibility for filing, prosecution and maintenance of Technology Inventions. AFFX shall bear all costs incurred in acquiring patent rights for Technology Inventions AFFX shall have the primary responsibility for licensing Technology Inventions to third parties. All patent decisions and all licensing terms and conditions will be mutually agreed by the Parties. All patents arising from Technology Inventions will be licensed in separately from other AFFX patents, i.e. not a package license, [ * ]

4.4 GENE INVENTIONS: All Gene Inventions shall be co-owned by the Parties. INCYTE shall have primary responsibility for filing, prosecution and maintenance of Gene Inventions. INCYTE shall bear all costs incurred in acquiring patent rights for Gene Inventions. INCYTE shall have the primary responsibility for licensing Gene Inventions to third parties. All patent decisions and all licensing terms and conditions will be mutually agreed by the Parties. All patents arising from Gene Inventions will


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    be licensed in separately from other INCYTE patents, i.e. not a package license, [ * ]

4.5 Except as otherwise provided under the terms of this Agreement, AFFX and INCYTE will each retain all proprietary rights to their respective AFFX Technology and INCYTE Technology. Nothing in this Agreement grants either Party any rights to patents, patent applications, copyrights, trade secrets, or other proprietary rights of the other Party, except as expressly provided herein, even if background patents are required to practice any patents arising from Inventions developed hereunder. INCYTE acknowledges that AFFX may hold patents and pending patent applications which cover compositions, methods and uses of the AFFX Technology. Except as provided herein, AFFX retains all rights to AFFX Technology. AFFX acknowledges that INCYTE may hold patents and pending patent applications which cover compositions, methods and uses of the INCYTE Technology. Except as provided herein, INCYTE retains all rights to INCYTE Technology.

4.6 INCYTE reserves the right under the Incyte Technology to access for its own benefit, and to grant access to third parties to the Incyte Database Product(s), including without limitation the Annotation Information and the DNA Sequence Information including, but not limited to any DNA sequence which may be in a DNA Sequence Set, provided that this right shall not include the right to use AFFX Technology except as provided herein.

4.7 AFFX reserves the right under AFFX Technology to access for its own benefit, and to grant access and licenses to third parties to the GeneChip-TM-Technology, provided that this right shall not include the right to use proprietary INCYTE Materials and/or INCYTE Technology except as provided herein.


5.0  CONFIDENTIALITY

5.1 The Parties acknowledge that during the course of this Agreement they will each receive from the other Confidential Information, including the specific terms of this Agreement, which is proprietary to the disclosing Party. Except as otherwise contemplated by this Agreement, or unless by mutual written agreement, the Parties agree, for the term of this Agreement and for ten (10) years thereafter, to hold in confidence and not disclose, use (except pursuant and in pursuit of this Agreement), or deliver to any person, firm, corporation or entity, Confidential Information which a Party receives from the other Party, except for that which such Party can demonstrate:


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    (a)  was in its possession prior to receipt; or
    (b)  was in the public domain at the time of receipt; or
    (c)  becomes part of the public domain through no fault of the recipient;
         or
    (d) is lawfully received by the recipient from a third party having a right to disclose it to the recipient; or
    (e) is independently discovered or developed without use of Materials or Technology received from the other Party, as can be documented by written records created at the time of such independent discovery or development or;
    (f) is required to be disclosed in a judicial or administrative proceeding or to an administrative agency after all reasonable legal remedies or steps for maintaining such information in confidence have been utilized, in which case, the disclosing Party will notify the other Party of disclosure.

5.2 All Incyte Database Information is confirmed to be INCYTE Confidential Information and shall not be subject to the 10 year limitation above.

5.3 INCYTE will not reverse engineer any of the LifeChips or GeneChip Readers or associated hardware or software. AFFX will provide INCYTE with machine executable code software for the generation of gene expression data in a defined file format. INCYTE may use this information and software for LifeChip Projects only. Any resulting software developed by INCYTE shall be owned by INCYTE and be provided to AFFX and AFFX customers under a separate licensing agreement on a non-exclusive basis. Such software will be available to AFFX, if it is commercially available any third party, under terms and conditions which are consistent with other INCYTE product offerings. AFFX may make additional software or data structures available to INCYTE that is useful in data processing upstream to the generation of gene expression data. All software created by INCYTE based on or using such AFFX software or data structures for the purposes of such upstream data processing will be owned by INCYTE and will be made available on a non-exclusive basis to AFFX and its customers royalty free.

5.4 PUBLICATION: Publications are expected to be generated as part of this project and form an important component of the project for both Parties. Publication of any data arising from LifeChip Projects shall require the consent of both Parties. Confidential Information or Materials of the other Party shall not be included in any publication without first obtaining written approval from the Party to include such Confidential Information or Materials. The Parties agree to acknowledge contributions, as scientifically appropriate, of each Party.


6.0  REPRESENTATIONS AND WARRANTIES; COVENANTS


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6.1 REPRESENTATIONS AND WARRANTIES:  Each Party represents and warrants to the other Party that:

    (a) it has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder;

    (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate action of such Party;

    (c) the execution and delivery of this Agreement and the performance by such Party of any of its obligations under this Agreement do not and will not (i) conflict with, or constitute a breach or violation of, any other contractual obligation to which it is a party, any judgment of any court or governmental body applicable to such Party or its properties or, to such Party's knowledge, any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to such Party or its properties, and (ii) with respect to the execution and delivery of this Agreement, require any consent or approval of any governmental authority or other person;

    (d) each Party shall to the best of its knowledge without undertaking a special investigation, disclose to the other Party any material adverse proceedings, claims or action that arise, relating to their Technology which would materially interfere with that Party's performance of its obligations under this Agreement;

    (e) each Party's employees have executed or will execute agreements whereby all right, title and interest in any technology and invention(s) will be assigned to their respective employers.

6.2 COMPLIANCE WITH LAW: AFFX and INCYTE each represent and warrant that it shall comply with all applicable laws, regulations and guidelines in connection with that Party's performance of its obligations and rights pursuant to this Agreement. Without limiting the generality of the foregoing, each Party shall be responsible for compliance with all applicable product safety, product testing, product labeling, package marking, and product advertising laws and regulations with respect to its own activities and products. Further, AFFX and INCYTE shall each comply with the regulations of the United States and any other relevant nation concerning any export or other transfer of technology, services, or products. INCYTE and AFFX shall comply with all safety and environmental rules of the other Party when at the facilities of the other Party.


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                                          [ * ] Confidential Treatment Requested
                                                             by Affymetrix, Inc.


6.3 DISCLAIMERS:

    (a) EXCEPT AS EXPLICITLY STATED HEREIN, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THEIR RESPECTIVE AFFX TECHNOLOGY, INCYTE TECHNOLOGY, OR LIFECHIP INVENTIONS, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OR VALIDITY, ENFORCEABILITY, SCOPE, AND MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPLICITLY STATED HEREIN, ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, NOVELTY OR FITNESS OF GENE PRODUCTS, LIFESEQ DATABASE INFORMATION OR GENECHIPS FOR ANY PARTICULAR PURPOSE, ARE EXCLUDED. LIFECHIPS ARE PROVIDED BY AFFX AS-IS. INCYTE MAKES NO WARRANTY THAT THE DATABASE INFORMATION DOES NOT CONTAIN ERRORS.

    (b) EXCEPT AS EXPLICITLY STATED HEREIN NEITHER PARTY WILL BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY NATURE ARISING FROM SUCH PARTY'S ACTIVITIES UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT LIMIT THE INDEMNIFICATION OBLIGATION OF SUCH PARTY UNDER SECTION 8.2 BELOW FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES RECOVERED BY A THIRD PARTY.


7.0  TERM AND TERMINATION

7.1 Either Party may terminate this Agreement after one year upon 30 days written notice to the other Party.

7.2 Upon termination of this Agreement, INCYTE may purchase its GeneChip Readers from AFFX for no greater than [ * ] unless termination is for breach by INCYTE.

7.3 After termination of this Agreement, AFFX will return all LifeChips to INCYTE for sole use in generating and selling LifeChip Products. [ * ] In the event of termination for breach of INCYTE, AFFX may destroy all LifeChips.


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                                          [ * ] Confidential Treatment Requested
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7.4 During this Agreement and for a period of 5 years thereafter, AFFX
    Technology will be made available to INCYTE under reasonable commercial terms to be negotiated unless a) AFFX Technology is no longer available on a non-exclusive basis to third parties, or b) INCYTE has infringed on the intellectual property rights of AFFX, and such infringement can be documented by AFFX. During this Agreement and for a period of 5 years thereafter the LifeSeq Database will be made available to AFFX under reasonable commercial terms to be negotiated unless a) the LifeSeq
    Database is no longer available on a non-exclusive basis to third parties, or b) AFFX has infringed on the intellectual property rights of INCYTE, and such infringement can be documented by INCYTE.

7.5 Relevant provisions of this Agreement regarding confidentiality, intellectual property, representations and warranties (Sections 4, 5, and 6) shall survive termination of this Agreement.


8.0  INDEMNITY

8.1 INDEMNITY:  [ * ]
    AFFX acknowledges and agrees that with respect to the nature of INCYTE's Technology, there can be no adequate remedy at law for any breach of INCYTE's obligations with regard to the confidentiality and distribution of INCYTE Materials and INCYTE Technology, and that any such breach may result in irreparable harm to INCYTE, and therefore, that upon any such breach INCYTE shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law, including injunctive relief, specific performance or such other relief as Incyte may request to enjoin or otherwise restrain any act prohibited hereby, [ * ]

    INCYTE acknowledges and agrees that with respect to the nature of AFFX'


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                                          [ * ] Confidential Treatment Requested
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    Technology, there can be no adequate remedy at law for any breach of AFFX obligations with regard to the confidentiality and distribution of AFFX Technology, and that any such breach may result in irreparable harm to AFFX, and therefore, that upon any such breach AFFX shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law, including injunctive relief, specific performance or such other relief as Incyte may request to enjoin or otherwise restrain any act prohibited hereby, [ * ]

8.2 PROCEDURE: A Party (the "Indemnitee") that intends to claim indemnification under this Section 8 shall promptly notify the other Party (the "Indemnitor") of any loss, liability, damage, expense, claim, demand, action or other proceeding in respect of which the Indemnitee or any of its affiliates intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Section 8 shall not apply to amounts paid in settlement of any loss, liability, damage, expense, claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this
    Section 8, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section 8. The Indemnitor may not settle the action or otherwise consent to an adverse judgment in action or other proceeding that materially diminishes the rights or interests of the Indemnitee without the express written consent of the Indemnitee. The Indemnitee under this
    Section 8 and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.


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9.0  MISCELLANEOUS PROVISIONS

9.1 PRE-ARBITRATION: No arbitration with reference to this Agreement shall arise until the following procedures have been satisfied. In the event of any dispute with respect to the interpretation of any provision of this Agreement or with respect to the performance of either party under this Agreement, written notice shall be provided, specifying the terms of disagreement in reasonable detail, and referring to this Paragraph of this Agreement. Upon receipt of such notice, the chief executive officers of INCYTE and AFFX shall enter into good faith negotiations for the purpose of resolving such disagreement. If mutual agreement is not reached within sixty (60) days after receipt of such written notice, then the parties agree to submit to arbitration.

9.2 ARBITRATION: Any controversy arising under or related to this Agreement, or any disputed claim by either Party against the other under this Agreement, excluding any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Upon request of either Party, arbitration will be by a) a third party arbitrator mutually agreed upon in writing by AFFX and INCYTE within thirty (30) days of such arbitration request; or b) an appointed member of the American Arbitration Association. The Parties shall be entitled to discovery in like manner as if the arbitration were a civil suit in the California Federal court. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.
    If the claim is filed by a Party, the venue for arbitration shall be Palo Alto, CA. Each Party shall pay its own expenses in connection with the arbitration proceeding, while the expenses and fees of the arbitrator shall be shared equally by AFFX and INCYTE.

9.3 COMPLIANCE: INCYTE and AFFX agree that their respective activities under this Agreement will be carried out in compliance with all applicable laws, regulations and guidelines.

9.4 RELATIONSHIP BETWEEN THE PARTIES: INCYTE and AFFX recognize and agree that each is operating as an independent contractor and not as an agent of the other. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, distributorship, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

9.5 PUBLIC ANNOUNCEMENTS: Except as may otherwise be required by law or regulation, or in connection with a registration of securities, neither party shall make any public


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    announcement concerning this Agreement or the subject matter hereof without first submitting a copy of the proposed announcement to the other Party for review. The other party shall have seven (7) business days to review such announcement and provide its comments and suggestions and to provide its consent to the publication of such announcement, such consent not to be unreasonably withheld or delayed.

    PUBLICITY:

    (a) INCYTE shall not use the names likenesses, or logos of AFFX or any AFFX products in any press releases, general publications, advertising, marketing, promotional or sales literature without prior written consent from an officer of AFFX.

    (b) AFFX shall not use the names likenesses, or logos of INCYTE or any INCYTE products, including the Incyte Database, in any press releases, general publications, advertising, marketing, promotional or sales literature without prior written consent from an officer of INCYTE.

9.6 SEVERABILITY: In the event any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement or either of the Parties to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed to as nearly as possible approximate the intent of the Parties and, if unenforceable, shall be divisible and deleted in such jurisdiction; elsewhere, this Agreement shall not be affected so long as the Parties are still able to realize the principal benefits bargained for in this Agreement.

9.7 ENTIRE AGREEMENT: This Agreement constitutes and contains the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether verbal or written, between the Parties respecting the subject matter hereof. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each of the Parties.

9.8 NOTICES: All notices and other communications to be given hereunder shall be given in writing by registered or certified mail, postage prepaid, return receipt requested, or by overnight courier, mail-gram, telex or facsimile to the respective parties at the following addresses, unless such addresses are changed and the other Party is notified of the change in writing:

         Affymetrix, Inc.


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         3380 Central Expressway
         Santa Clara, CA 95051
         FAX:  408-481-0422

         Attention:  Stephen P.A. Fodor, Ph.D., President and COO


         Incyte  Pharmaceuticals, Inc.
         3174 Porter Drive
         Palo Alto, CA 94304
         FAX:  415-845-4500

         Attention:  Roy A. Whitfield, President and CEO

9.9 APPLICABLE LAW: This Agreement shall be construed, interpreted, and applied with the laws of the State of California.

9.10 NO ASSIGNMENT: Neither Party shall have the right to assign or transfer, directly or indirectly, in whole or in part, this Agreement or its rights or obligations hereunder, whether voluntarily, by operation of law, change in control or otherwise, without the prior express written consent of the other Party which may be withheld for any reason whatsoever. For purposes of this Section 9.10, a "change in control" of a party shall mean the change in the beneficial ownership of fifty (50%) or more of the outstanding voting securities of such Party, whether in one or a series of transactions.

    Any assignment not in accordance with the above shall be void.

9.11 ATTORNEY'S FEES: In any litigation or arbitration relating to or arising out of this Agreement, the prevailing Party shall be entitled to its reasonable attorneys' fees, including expert witness costs, and all costs of proceedings incurred in such litigation, in addition to any other relief it may be awarded.

9.12 ENVIRONMENTAL AND SAFETY: Each Party agrees to abide by and become familiar with the safety and environmental rules of the other when performing its obligations pursuant to this Agreement at the facilities of the other Party.

9.12 FORCE MAJEURE: Force Majeure shall mean an Act of God, flood, fire, explosion, earthquake, strike, lockout, casualty or accident, war, civil commotion, act of public enemies, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or any subdivision,


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    authority representative thereof, or the inability to procure or use materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs without the necessity of allocation, or any other cause whatsoever, whether similar or dissimilar to those enumerated above, which are beyond the reasonable control of such Party, which the Party affected has used its reasonable best efforts to avoid, and which prevent, restrict or interfere with the performance by a Party of its obligations hereunder. The Party affected by Force Majeure shall give notice to the other Party promptly in writing and whereupon shall be excused from those obligations hereunder, to the extent of such prevention, restriction or interference, provided that the affected party shall use its commercially reasonable efforts to avoid or remove such cause(s) of non-performance and shall continue performance whenever such cause(s) is removed.


IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.



AFFYMETRIX, INC.                  INCYTE PHARMACEUTICALS, INC.


By: /s/ Stephen P.A. Fodor          By: /s/ Randal W. Scott
    -------------------------          ------------------------------
    Stephen P. A.  Fodor, Ph.D.             Randal W. Scott, Ph.D.
Title:   PRESIDENT & COO          Title:EXECUTIVE VICE PRESIDENT & CSO
      ------------ -  -------           --------- ---- --------- - ---

Date: November 14, 1996            Date: November 11, 1996
     ------------------------           -----------------------------

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                                          [ * ] Confidential Treatment Requested
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                                     ATTACHMENT A
                                     ------------

                              INITIAL LIFECHIP PROJECTS
                              -------------------------

[ * ]



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                                          [ * ] Confidential Treatment Requested
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                                     ATTACHMENT B
                                     ------------

                                       WORKPLAN
                                       --------


[ * ]


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                                          [ * ] Confidential Treatment Requested
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                                     ATTACHMENT C
                                     ------------

                                   PRICING STRATEGY
                                   ----------------

[ * ]


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